Exhibit 99.1

The Infinity Problem:

AI Search Aggregation for Biomedical Knowledge Discovery in Drug Development



Scott Myers
Product Manager, Oncotelic Therapeutics

Drug Discovery-2026
October 7, 2026

Drug discovery and development costs

~$1.1 billion

Estimated median R&D investment
to bring a new medicine to market

2018 US dollars
Includes failed trials and capital costs

Early research choices matter

Which evidence supports
or challenges the idea?

Wouters et al., JAMA (2020; corrected 2022). 63 medicines approved 2009–2018.

The Infinity Problem

29 million

Indexed PubMed abstracts

A growing search space

A finite model context



PDAOAI corpus, October 2026

AI search aggregation in PDAOAI


01
02
03
04
05
06

PubMed ingestion → LangChain → OpenAI embeddings → Qdrant Cloud → Query layer → Research applications

Semantic + keyword search

PubMed filters + reranking

Ranked evidence reaches the model

Exact terminology and related biology


KEYWORD PRECISION
SEMANTIC EXPANSION
ALPHA
0.65

Exact terms

Gene and drug names
Variants and abbreviations

Related biology

Mechanisms
Disease context

A focused research question

One question to guide the evidence review

Where do these papers agree, and what remains unclear?

A defined task

What do you want to learn?

An explicit source set

Which papers should inform it?

Using PDAOAI

A focused research question

Search the corpus

29 million indexed abstracts

Use selected papers

PubMed IDs or abstracts

Selected evidence for an answer

Rank the results, inspect the sources, refine the question

Exploring beyond the nearest matches



Shell sampling

**Related ideas
beyond the first results**

Exploration stays focused on the question

Partitioned Literature Aggregation

1 Define the source groups

2 Ask the same question

3 Analyze each group

4 Combine the summaries

Each group keeps its context

Separate analyses form the combined summary

Reviewing an AI answer

Main point	What do these sources suggest?
Source papers	Which papers support the answer?
Different findings	Where do the papers disagree?
Open question	What still needs investigation?

Some questions require the full paper beyond its abstract

Refining the search

Too broad	Sharpen the question
Missing a paper	Revisit the source set
Unclear claim	Check the original source

The review gives the next search a clearer direction

The researcher chooses the next step

The platform organizes the literature

Check the sources

Refine the question

Choose what to investigate

The answer supports the research discussion

PDAOAI

BIO REBOOT

Build the next drug company

Find overlooked therapeutic opportunities with PDAOAI,
an engine built on 29 million PubMed abstracts.

SELECTED PROJECTS MAY QUALIFY FOR

Startup funding

Oncotelic development support

Computational chemistry, biological validation, formulation, regulatory planning and clinical development.

Scott Myers
scott.myers@oncotelic.com

Funding and support depend on scientific review, available resources and agreed terms.

SCAN TO JOIN

pdaoai.com/bio-reboot

Free registration. Individuals and teams welcome.